HKCMCPA

HKCM CPA & Co
Certified Public Accountant

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 2, 2020, with respect to the consolidated financial statements of VIVIC Corp. included in its Transition Report on Form 10-K/T as of and for the period from May 1, 2019 to December 31, 2019.

HKCM CPA & Co.
Certified Public Accountants

Hong Kong, China
October 5, 2020

15th Floor, Aubin House, 171-172 Gloucester Road, Wan Chai, Hong Kong
Tel : (852) 2573 2296 Fax : (852) 3015 3860 http://www.hkcmcpa.us